SCHEDULE 14A

                          SCHEDULE 14A INFORMATION

                 PROXY STATEMENT PURSUANT TO SECTION 14(A)
                   OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials

[X] Soliciting Material Pursuant to Section 240.14a-12



                        WILLAMETTE INDUSTRIES, INC.

                          -----------------------

              (Name of Registrant as Specified in its Charter)
                          -----------------------

                            WEYERHAEUSER COMPANY

  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transactions:
     (5) Total fee paid:
----------
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

EXPLANATORY NOTE

     Originally filed on December 13, 2000. Refiled for EDGAR indexing purposes only.

                                                               News Release

                                                [Weyerhaeuser Company logo]

For Immediate Release

             WEYERHAEUSER COMPANY DISAPPOINTED WITH WILLAMETTE
           INDUSTRIES, INC.'S REJECTION OF ITS CASH TENDER OFFER

FEDERAL WAY, Wash., December 12, 2000 - Weyerhaeuser Company (NYSE:
WY) today issued the following statement in response to Willamette Industries' (NYSE: WLL) announcement that its Board of Directors has recommended that its shareholders reject Weyerhaeuser's cash tender offer to acquire all of Willamette's outstanding common stock for $48 per share.

Weyerhaeuser stated, "We are disappointed that the Willamette board has rejected our all cash tender offer and continues to refuse to negotiate with us. Despite the fact that our offer would provide Willamette shareholders with a substantial premium, Willamette has given no indication as to how they would create value for shareholders that comes close to the value created by our offer. The employees and other constituencies of both companies would also benefit from the enhanced strength of the combined company.

"It is unfortunate that despite our repeated attempts to begin meaningful discussions, the only concrete action the Willamette board has taken since the announcement of our offer is to expand its 'golden parachute' severance packages. We urge Willamette shareholders to tender their shares and send a message to the board and management of Willamette - this transaction is too compelling to ignore and Willamette's delaying tactics are only costing Willamette shareholders money.

"We believe that our current estimate of $300 million in synergies is realistic and achievable. If Willamette's management believes that there are greater synergies inherent in the proposed transaction, rather than confuse shareholders with irrelevant numbers, they should discuss with us what is real.

"Weyerhaeuser believes in the importance of listening to what constituents are saying. Willamette should do the same - listen to its shareholders and negotiate a transaction with Weyerhaeuser."

Weyerhaeuser also announced that it has commenced litigation against Willamette in the Oregon Circuit Court for Multnomah County. By letter dated November 29, Weyerhaeuser exercised its legal right to demand inspection of Willamette's shareholder lists, books and records. The suit results from Willamette's failure to provide Weyerhaeuser with materials in response to that request, as required by law.

                                   -more-

As previously announced on November 29, 2000, the tender offer and withdrawal rights are scheduled to expire at 12:00 midnight E.S.T., January 4, 2001, unless extended.

Morgan Stanley Dean Witter is acting as Dealer Manager for the offer, and Innisfree M&A Incorporated is acting as Information Agent.

Weyerhaeuser Company, one of the world's largest integrated forest products companies, was incorporated in 1900. In 1999, sales were $12.3 billion. It has offices or operations in 13 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser's businesses, products and practices is available at http://www.weyerhaeuser.com.

FORWARD-LOOKING STATEMENTS

This news release contains statements concerning the company's future results and performance that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts; market demand for the company's products, which may be tied to the relative strength of various US business segments; performance of the company's manufacturing operations; the types of logs harvested in the company's logging operations; the level of competition from foreign producers; the effect of forestry, land use, environmental and other governmental regulations; and the risk of losses from fires, floods and other natural disasters. The company is also a large exporter and is affected by changes in economic activity in Europe and Asia, particularly Japan, and by changes in currency exchange rates, particularly the relative value of the US dollar and the Euro, and restrictions on international trade. These and other factors that could cause or contribute to actual results differing materially from such forward looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.

IMPORTANT INFORMATION

Company Holdings, Inc. ("CHI"), a wholly owned subsidiary of Weyerhaeuser Company ("Weyerhaeuser"), has commenced a tender offer for all the outstanding shares of common stock of Willamette Industries, Inc. ("Willamette") at $48.00 per share, net to the seller in cash, without interest. The offer currently is scheduled to expire at 12:00 midnight, New York City time, on Thursday, January 4, 2001. CHI may extend the offer and currently expects that the offer will be extended until the principal conditions to the offer, which are described in the Offer to Purchase forming part of CHI's tender offer statement, are satisfied. If the offer is extended, CHI will notify the depositary for the offer and issue a press release announcing the extension on or before 9:00 a.m. New York City time on the first business day following the date the offer was scheduled to expire.

Investors and security holders are urged to read any proxy statement regarding the proposed business combination transaction referenced in the foregoing information, when it becomes available, because it will contain important information. Each such proxy statement will be filed with the Commission. Investors and security holders may obtain a free copy of the tender offer statement, each such proxy statement (when it is available) and other documents filed by Weyerhaeuser with the Commission at the Commission's website at http://www.sec.gov. The tender offer statement, each such proxy statement (when it is available) and these other documents may also be obtained for free from Weyerhaeuser by directing a request to Kathryn McAuley at (253) 924-2058.

                                   -more-

Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of shareholders of Willamette by Weyerhaeuser and CHI is available in a filing made by Weyerhaeuser with the Commission pursuant to Rule 14a-12 on December 12, 2000.

Today's news release, along with other news about Weyerhaeuser, is available on the Internet at http://www.weyerhaeuser.com.

Weyerhaeuser contacts:
   Analysts                                            Media
   Kathryn McAuley        Joele Frank / Jeremy Zweig   Bruce Amundson
   Weyerhaeuser           Joele Frank, Wilkinson       Weyerhaeuser
   (253) 924-2058         Brimmer Katcher              (253) 924-3047
                          (212) 355-4449

                     Information Regarding Participants

     Weyerhaeuser Company ("Weyerhaeuser") and certain other persons named below may be deemed to be participants in the solicitation of proxies in respect of the proposed business combination (the "Business Combination") of Weyerhaeuser and Willamette Industries, Inc. (the "Company"). The participants in the solicitation may include (i) the directors of Weyerhaeuser, (ii) the following executive officers of Weyerhaeuser:
William R. Corbin (Executive Vice President, Wood Products), C. William Gaynor (Senior Vice President, Canada), Richard C. Gozon (Executive Vice President, Pulp, Paper and Packaging), Richard E. Hanson (Senior Vice President, Timberlands), Steven R. Hill (Senior Vice President, Human Resources), Mack L. Hogans (Senior Vice President, Corporate Affairs), Kenneth J. Stancato (Vice President, Corporate Controller), William C. Stivers (Executive Vice President and Chief Financial Officer) and George
H. Weyerhaeuser, Jr. (Senior Vice President, Technology), (iii) the following employees of Weyerhaeuser: Kathryn F. McAuley (Managing Director of Investor Relations) and Richard J. Taggart (Vice President and Treasurer), (iv) the directors of Company Holdings, Inc. ("CHI"): Claire S. Grace and Jeffrey W. Nitta and (v) the following executive officers of CHI:
Robert A. Dowdy (Vice President and General Counsel) and Larry W. Pollock (Vice President and Assistant Secretary). In addition, although Morgan Stanley & Co. Incorporated does not admit that it or any of its directors, officers, employees or affiliates is a "participant", as defined in
Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, by the Securities and Exchange Commission, or that Schedule 14A requires the disclosure of certain information concerning them, the following employees of Morgan Stanley & Co. Incorporated may assist Weyerhaeuser in the solicitation of proxies: Lisa Eyles Beeson (Principal), Joseph Messina (Associate), Peter Pashigian (Vice President), Joseph Rault (Managing Director) and Marko Remec (Managing Director).

     The interests of the foregoing individuals in the Business Combination consist of (i) their beneficial ownership of shares of the Company's common stock, par value $0.50 per share (the "Company Common Shares"); and (ii) their beneficial ownership of Weyerhaeuser's common shares, par value $1.25 per share (the "Weyerhaeuser Common Shares"), exchangeable shares of Weyerhaeuser Company Limited ("Exchangeable Shares") and options ("Weyerhaeuser Options") to purchase Weyerhaeuser Common Shares. Additional information with respect to these items is set forth below.

1.   Securities of the Company

     As of the date of this filing, Weyerhaeuser is the beneficial owner of 1,000 Company Common Shares. Steven R. Rogel, Chairman of the Board of Directors, President and Chief Executive Officer of Weyerhaeuser is the beneficial owner of 56,324 Company Common Shares. Martha R. Ingram, a Director of Weyerhaeuser is the beneficial owner of 1,000 Company Common Shares.

2.    Securities of Weyerhaeuser


                              Weyerhaeuser
                              Common Shares     Weyerhaeuser
                             and Exchangeable   Common Share      Weyerhaeuser
          Name and Title        Shares(1)      Equivalents(2)      Options(3)


   William R. Corbin               4,048          14,016            202,890
   (Executive Vice
   President, Wood
   Products)

   Robert A. Dowdy                 2,064           3,926             70,354
   (Vice President and
   General Counsel of
   CHI)

   W. John Driscoll            3,904,064           2,088                 --
   (Director)

   C. William Gaynor               1,647              --             32,819
   (Senior Vice
   President, Canada)

   Richard C. Gozon               30,251          14,762            202,890
   (Executive Vice
   President, Pulp, Paper
   and Packaging)

   Claire S. Grace                   237              12              2,270
   (Director and
   Secretary of CHI)

   Richard E. Hanson               4,755          10,596             72,668
   (Senior Vice
   President,
   Timberlands)

   Richard F. Haskayne             3,000           1,008              4,629
   (Director)

   Robert J. Herbold                 200           1,261                 --
   (Director)

   Steven R. Hill (Senior          9,245              --            106,580
   Vice President,
   Human Resources)

   Mack L. Hogans                  3,602           4,143             86,810
   (Senior Vice
   President, Corporate
   Affairs)

   Martha R. Ingram              263,048          14,470                 --
   (Director)




                              Weyerhaeuser
                              Common Shares     Weyerhaeuser
                             and Exchangeable   Common Share      Weyerhaeuser
          Name and Title        Shares(1)      Equivalents(2)      Options(3)


   John I. Kieckhefer          4,481,928          10,855                 --
   (Director)

   Arnold G. Langbo                  200           1,064                 --
   (Director)

   Donald F.                         400           3,234                 --
   Mazankowski
   (Director)

   Kathryn F. McAuley                600              --                 --
   (Managing Director of
   Investor Relations)

   Jeffrey W. Nitta               12,510             297             16,205
   (Director and
   Assistant Treasurer of
   CHI)

   Larry W. Pollock                   20           5,259             54,495
   (Vice President and
   Assistant Secretary of
   CHI)

   Steven R. Rogel                 1,056          56,471            535,000
   (Chairman of the
   Board of Directors,
   President and Chief
   Executive Officer)

   William D. Ruckelshaus          1,600           5,517                 --
   (Director)

   Richard H. Sinkfield              500           3,174                 --
   (Director)

   Kenneth J. Stancato            13,951           8,463             62,983
   (Vice President,
   Corporate Controller)

   William C. Stivers             15,298          11,871            124,600
   (Executive Vice
   President and Chief
   Financial Officer)

   James N. Sullivan               1,000           2,774                 --
   (Director)




                              Weyerhaeuser
                              Common Shares     Weyerhaeuser
                             and Exchangeable   Common Share      Weyerhaeuser
          Name and Title        Shares(1)      Equivalents(2)      Options(3)


   Richard J. Taggart              3,585           5,180             30,150
   (Vice President and
   Treasurer)

   George H.                     173,511              --             92,460
   Weyerhaeuser, Jr.
   (Senior Vice
   President,
   Technology)

   Clayton K. Yeutter                500           1,596                 --
   (Director)


(1) As of November 13, 2000. Includes Weyerhaeuser Common Shares held in benefit plans, as of November 8, 2000.

(2) Weyerhaeuser Common Share Equivalents held under the Fee Deferral Plan for Directors, the Incentive Compensation Plan for Executive Officers and performance share plans and deferred compensation plans for employees, as of November 13, 2000.

(3)  Includes both vested and unvested options to acquire Weyerhaeuser
     Common Shares, as of November 8, 2000.

